UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2008

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
70 West Madison Chicago, Illinois		60602 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 683-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On May 27, 2008, the underwriters of the recently completed public offering by PrivateBancorp, Inc. (the “Company”) and PrivateBancorp Capital Trust IV, a statutory trust formed under the laws of the State of Delaware (the “Trust”), of $125,000,000 aggregate liquidation amount of the Trust’s 10.00% preferred securities ($25.00 liquidation amount per security) representing preferred beneficial interests in the Trust (the “Trust Preferred Securities”) fully exercised their option to purchase an additional 750,000 Trust Preferred Securities (the “Option Securities”) having an aggregate liquidation value of $18,750,000.  The closing of the Option Securities occurred on May 30, 2008.  In connection with such closing, the Company received net proceeds of $18,159,375 after payment of the underwriting commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.

Date: May 30, 2008	By:	/s/Christopher J. Zinski
Christopher J. Zinski
General Counsel and Corporate Secretary